UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 12, 2026 (February 11, 2026)

Citigroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich, New York, New York	10013
(Address of principal executive offices)	(Zip Code)
(212)
559-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL: See Exhibit 99.1.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.
Current Report on Form
8-K

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On February 11, 2026, Citigroup Inc. filed a Certificate of Designations with the Secretary of State of the State of Delaware, establishing the designations, preferences, powers and rights of the shares of a new series of Citigroup preferred stock, 6.500% Fixed R at
e Reset Noncumulative Preferred Stock, Series JJ. The Certificate of Designations amended Citigroup’s Restated Certificate of Incorporation, as amended, and was effective immediately on filing.
A copy of the Certificate of Designations is being filed as an exhibit to this Form
8-K
and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.
(d)  Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 5, 2026, among Citigroup Inc. and the underwriters named therein, relating to the offer and sale of Depositary Shares each representing a 1/25th interest in a share of 6.500% Fixed Rate Reset Noncumulative Preferred Stock, Series JJ, of Citigroup Inc.

3.1	Certificate of Designations of 6.500% Fixed Rate Reset Noncumulative Preferred Stock, Series JJ, of Citigroup Inc.

4.1	Deposit Agreement, dated February 12, 2026 among Citigroup Inc., Computershare Inc., a Delaware corporation, and its affiliate Computershare Trust Company, N.A., a federally charted national association, jointly as Depositary, Computershare Trust Company N.A., as Registrar and Transfer Agent, and all holders from time to time of Receipts, Depositary Shares and the related 6.500% Fixed Rate Reset Noncumulative Preferred Stock, Series JJ of Citigroup Inc.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

99.1	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 12, 2026		CITIGROUP INC.

/s/ Karen Wang
	By:	Karen Wang
Assistant Secretary